EXHIBIT 10.1

ibex.
1717 Pennsylvania Ave NW, Suite 825
Washington, DC 20006

Andreas Wilkens
PERSONAL & CONFIDENTIAL

Dear Andreas:
We are pleased to extend an invitation for you to join as an employee of IBEX Global Solutions, Inc. an entity organized under the laws of Delaware and having a principal office address at 1717 Pennsylvania Avenue NW, Suite 825, Washington, DC 20006, USA (the “Company”). This invitation is based upon the expectation that your proposed work for the Company shall be a mutually rewarding and enriching experience, and we are excited about the opportunities that this position offers you and the Company.
Your Employment with the Company is expected to commence on September 1, 2024 or on such other date as agreed between the Parties in writing (“Commencement Date”). The commencement of your employment shall be subject to your execution of this agreement (the “Agreement”), execution of the Arbitration Agreement attached hereto as Exhibit B, transmission of valid proof of employment authorization, and passing of standard background checks to the satisfaction of the Company. “Employment” means your employment by the Company under the terms of this Agreement, along with any resulting appointments as an officer or a director of the board of director of the Company’s affiliates. The Company and you are collectively referred to herein as the “Parties” and individually as a “Party”.
1.Position. Your position with the Company shall be Chief Technology Officer reporting to Robert Dechant, Chief Executive Officer or any other supervisor as the Company may later designate.
2.Duties. You will be principally responsible for technology efforts and performing additional duties for the Company or its affiliates as may be required from time to time, including those required by the CEO or the Board of Directors of the Company (with the Board of Directors being the “Board”, and the duties being collectively the "Duties"). You shall use your best efforts to further the interests of the Company and shall devote all of your business time and attention to performing your Duties hereunder. You shall also comply at all times with the written policies of the Company as issued as of the date this Agreement or as later adopted or modified by the Company ("Company Policies").
3.Covenants. You hereby agree to the covenants and obligations set forth in Exhibit A to this Agreement.
4.Location. Your home location will be your place of employment. You agree to travel as required to perform your duties.
5.Compensation.
a.Base Salary. You will earn base salary compensation at the annualized rate of $350,000 (“Base Salary”), subject to normal payroll taxes and withholdings. Your Base Salary shall be paid to you in accordance with the Company’s standard employee payroll schedule then in effect. Your Base Salary is prospectively adjustable by the Company in its sole discretion, and such adjustments shall be effective only upon the Company’s delivery to you of written notice of such an adjustment.
b.Incentive Eligibility: You will be eligible for a 50% target bonus of base salary opportunity, subject to the
Company’s MIP plan terms and conditions. Details of the plan will be provided.

c.Equity. The Company will recommend to the Board of Directors (“Board”) of IBEX Limited (“IBEX Limited”) that you be granted equity of IBEX Limited in such amounts with such vesting as set forth in the Equity Summary attached hereto and made a part of this Agreement. Except as provided herein, any equity granted to you will be subject to the terms and conditions of IBEX Limited 2020 Long-Term Incentive Plan and your execution of the notice of grant. Upon the termination of your employment for any reason (with the exception of a Change in Control), vesting of any granted equity shall cease and any unvested portions shall then expire. Future equity grants shall be reviewed on an annual basis and granted in such manner and amount as the Compensation Committee deems appropriate.
d.Benefits. You will also be eligible to participate in the benefits plans established by the Company, subject to the participation and eligibility requirements of those plans. The benefit plans currently offered by the Company include health, dental, vision, disability and life insurance plans, as well as a 401(k) plan. You will be eligible to participate in the benefit plans as of the first of the month following 60 days from your hire date. The Company reserves the right to modify, amend and/or terminate any and all of its benefits plans at its discretion.
e.Leave. You will be entitled to a maximum of 20 days of paid time off per year, subject to any requirements of any applicable Company policy. This leave shall be earnable by you at the rate of 1.67 days of paid leave for each month worked by you, provided that in no event shall your earned leave be allowed to exceed 20 days in the aggregate. Any leave days not taken shall be void upon the termination of your employment, and you will receive no payment for them.
f.Reimbursement of Expenses. The Company will reimburse you for all reasonable expenses, including reasonable travel expenses for travelling to the Company’s offices in Washington DC, incurred or paid by you in connection with, or related to, the performance of your Duties, upon your presentation of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.
1.Term and Termination. You will be an employee-at-will, and, subject to the terms and conditions of this Agreement, either you or the Company may terminate your employment at any time for any reason. You agree to give the Company at least 60 days prior written notice in the event that you seek to terminate your employment, with the Company having the option to accept your resignation with immediate effect.

a.Severance. In the event that the Company terminates your employment for any reason other than death, disability or “Cause”, or you terminate your employment for “Good Reason”, you shall be entitled to the following severance rights, provided that, within 60 days (or such shorter period as the Company may designate) following termination of your employment, you have released the Company of all known and unknown claims (other than compensation already earned by your or contractually due to you under the terms of this Agreement or any vested restricted stock agreement, by executing and delivering to the Company a separation agreement and release on a form to be provided to you by the Company at such time (releasing all releasable claims other than to payments under Section 7 or outstanding vested or vesting equity and including among other things, obligations to cooperate with the Company and reaffirming your obligations under Exhibits A and B hereto):
i.For a period of 12 months from the date of your termination (the “Severance Period”), you shall receive a monthly severance payment equal to the monthly equivalent of your Base Salary (the “Severance Payments”), payable in accordance with the Company’s normal payroll processing. In the event that you are terminated on a day other than the first day of the month, your Severance Payments for the first and last month shall be prorated. You shall immediately inform the Company in writing in the event you become subsequently employed during the Severance Period or if you engage in a consulting agreement with a term of greater than 6 months and compensation greater than $20,000 per month for a third party during the Severance Period. In such an event, the Company’s Severance Payments to you will be reduced to 70% of your employment or contractor compensation during the Severance Period. Payment of the Severance under section 6(a) will commence in the first payroll period beginning after the Release becomes effective against you (provided that if the 60-day period for delivering an effective release ends in the calendar year subsequent to the calendar year in which your employment ended, no payment will be made before the first business day of such subsequent calendar year.
ii.During the Severance Period, you and your family shall continue to be allowed to participate in the Company’s benefit plans (excluding 401K) as set forth in the paragraph above at the same cost to you as the cost historically paid by you for such plans during the term of your employment.
iii.Provided that the termination of your employment occurs within three (3) months prior to or twelve (12) months after a Change of Control of the Company, all of the restricted stock and options shall become accelerated, including any Performance Based Grants, in accordance with your grant notice. As used herein, a Change of Control of the Company shall only be deemed to occur upon (i) a sale of the Company to an unaffiliated party, or a merger of the Company, in each case where upon the completion of such transaction, an unaffiliated third party owns more than 50% of the issued voting stock of the Company;
(ii) a sale of IBEX Limited (“IBEX”) to an unaffiliated party or a merger of IBEX, in each case where upon completion of such transaction, an unaffiliated party owns more than 50% of the issued voting stock of IBEX.
b.Cause. Cause shall exist upon (i) a material breach by you of this Agreement (including but not limited to Exhibit A), or your material violation of a Company Policy or law or regulation pertinent to the Company’s business or reputation and your failure after receipt of written notice with 14 days to cure, if such violation can be cured; (ii) your failure after receipt of written notice thereof and 14 days to cure such failure, to promptly follow any lawful directive of the Board of Directors; (iii) your engagement in any intentional misconduct in the performance of your Duties; (iv) your falsification of any reports or communications issued to any member of the Board of Directors or an employee, officer, agent, or director of IBEX, or any act by you of willful dishonesty, fraud, blackmail, or extortion as determined by the Board of Directors in its reasonable discretion; (v) your commission of any act in competition with or materially detrimental to the best interests of the Company; or (vi) your conviction of, or a plea of guilty or nolo contender to a felony or other crime involving moral turpitude.

c.Good Reason. Good Reason shall exist upon (i) a material diminution of 10% or more in your Base Salary existing as of the date of this Agreement, other than as a result of a similar percentage reduction in the Base Salary of all senior executive officers on the Executive Leadership Team of the Company; or (ii) the Company removing you from the office of Chief Financial Officer or material diminution of your authority, duties or responsibilities; or (iii) asking you to do something that violates the law or is unethical. Notwithstanding the occurrence of any of the foregoing events or circumstances, a resignation shall not be deemed to constitute Good Reason unless
(x) you give the Company a written notice of the purported Good Reason (no more than 30 days after the initial evidence of such event or circumstance, (y) such event or circumstance has not been corrected within 14 days following the Company’s receipt of such notice of termination and (z) the resignation becomes effective not more than 180 days following the date of notice.

d.Effect on Officer and Director Positions. If your employment ends for any reason, you agree that you will cease immediately to hold any and all officer or director positions you then have with the Company or any affiliate (including IBEX), absent a contrary direction from the Board (which may include either a request to continue such service or a direction to cease serving upon notice). You hereby irrevocably appoint the Company to be your attorney-in-fact to execute any documents and do anything in your name to affect your ceasing to serve as a director and officer of the Company and any affiliate, should you fail to resign following a request from the Board to do so. A written notification signed by a director or duly authorized officer of the Company that any instrument, document or act fails within the authority conferred by this subsection will be conclusive evidence that it does so. The Company will prepare any documents, pay any filing fees, and bear any other expenses related to this Section 6(d).

6.Miscellaneous.
a.You represent and warrant that you are not subject to any agreement or understanding with any current or prior employer or business (or any other entity or person) which would in any manner preclude you from fulfilling any of the duties or obligations you would have with the Company or which would result in any additional payment from the Company.
b.This Agreement constitutes the entire agreement between you and the Company concerning your Employment with the Company. The Company and you agree that all understandings, oral agreements, and representations with respect to such Employment, whether made prior to or after your execution of this Agreement, are void and/or are superseded by this Agreement and may not be relied upon. This Agreement cannot be modified, changed, or amended, except in a writing signed by you and a duly authorized representative of the Company. No waiver by the Company shall be effective unless set forth in a writing executed by an authorized representative of the Company. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any entity with which, or into which, the Company may be merged or that may succeed to the Company’s assets or business, provided, however, that your obligations are personal and may not be assigned by you.
c.Any notice required by this Agreement shall be in writing and may be delivered personally, or by overnight courier, with respect to the Company, to the addresses of the Company’s headquarters, in all cases with an email copy to Robert Dechant at bob.dechant@ibex.co and Christy O’Connor at christy.oconnor@ibex.co (or to any other email address that the Company may designate in writing to you), and with respect to you, to the address set forth in the signature block below or any other address that you may designate through written notice to the Company. Notices delivered personally shall be deemed delivered upon receipt. Notices delivered by overnight courier shall be deemed delivered on the business day immediately subsequent to placement of the notice with the overnight courier.
d.    As provided in the Arbitration Agreement attached hereto as Exhibit B, you hereby agree that in any claim or dispute arising out of, or related to this Agreement or to any aspect of Employment relationship, including but not limited to equitable or declaratory relief, the matter must be dealt with by binding arbitration under the terms of the Arbitration Agreement, except as explicitly excluded therein. This includes without limitation, all matters relating to the Agreement’s formation, and validity, binding effect, interpretation, performance, breach or termination. You agree that your sole recourse for any dispute arising out of your Employment or relating to the Company or its affiliates in any way (a “Dispute”) shall be against the Company only, and you hereby acknowledge and waive any right you may have to make any claim against any individual associated with the Company, its affiliates, or its shareholders or any past, present, or future, affiliate, director, officer, agent, employee or attorney of any of thereof. All Disputes shall be kept as strictly confidential and may not be publicly disclosed or made available to the public in any way for any reason without the prior written consent of the Company.
e.This Agreement shall be governed by and construed in accordance with the laws of Washington, D.C. without reference to the conflicts of laws provisions thereof. The federal or state courts of the Delaware shall have exclusive jurisdiction over any disputes not covered by the Arbitration Agreement (attached hereto as Exhibit B), and the Parties accordingly submit to the exclusive jurisdiction of such courts for this limited purpose. With respect to any such court action, the Parties hereto (a) submit to the personal jurisdiction of such courts; (b) consent to service of process by the means specified under Section 7(c) of the Agreement; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, inconvenient forum, or service of process. The Company and you each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.
f.This Agreement may be executed in multiple counterparts, that together, when executed shall be an original and constitute one instrument. Copies of signed counterparts that are sent via facsimile or transmitted electronically between the Parties shall be deemed to be originals for purposes of establishing execution by either or both Parties. This Agreement may be executed electronically with record of the transaction held electronically by either or both Parties. We at the Company are enthusiastic about your joining us. Please formally record your acceptance of our offer by signing and completing the acknowledgement below. Please return a copy of the executed letter to the Company and keep the second copy for your record.

IN WITNESS HEREOF, the Parties have agreed to enter into this Agreement as of the date first set forth above:
IBEX Global Solutions, Inc.
1717 Pennsylvania Avenue NW, Suite 825, Washington, DC 20006, USA

/s/ Robert Dechant
Name: Robert T. Dechant Title: Chief Executive Officer

Employee’s signature: /s/Andreas Wilkens

Print address:

EXHIBIT A COVENANTS AND OBLIGATIONS
1.Definitions.
1.1All capitalized terms not expressly defined in this Exhibit shall have their meaning as defined in the Agreement.
1.2“Company” means IBEX Global Solutions, Inc. and its holding company, Ibex Limited and those entities controlling, controlled by, or under common control with, the Company, where “control” being deemed where the controlling entity holds 50% or more of the voting securities or membership interests of the controlled entity or otherwise has the power, directly or indirectly, to control the affairs of the controlled entity. The “Company” shall be deemed to include, but not be limited to, IBEX Global Solutions PLC.
1.3“Confidential Information” means all information (to the extent said “Confidential Information” does not interfere with your employee rights under the National Labor Relations Act (“NLRA”), as amended, or disclosure rights under the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021, as amended )of any nature in any form, whether disclosed in writing, orally, or electronically, that is disclosed to or known by the Employee as a consequence of or through employment with Employer, whether such information is developed by Employer or its affiliates, or is submitted to Employer in confidence by third parties. Confidential Information will include, without limitation, all writings, memoranda, copies, reports, records, papers, surveys, analyses, drawings, letters, computer printouts, computer programs (source and object code), computer applications, computer processing techniques, methodologies, proposals, bids, processes, specifications, customer data (such as customer lists, identities, and requirements), contacts, licenses, business methods, business processes, business techniques, business plans, financial records, employee compensation, marketing plans, data, graphs, charts, sound recordings, pictorial representations, inventions, prototypes, and samples (whether or not patentable or copyrightable). Confidential Information does not include information that was (i) part of the public domain at the time of disclosure to Employee or becomes part of the public domain, other than by a breach of an obligation to maintain confidentiality; (ii) acquired by Employee from a third party without an obligation of confidentiality; or (iii) approved for public release in writing by Employer.
1.4“Effective Date” means the effective date of this Restated Agreement.
1.5“Intellectual Property Rights” means all of the world-wide legal rights of, in and to the following: (i) patents, patent applications, and invention disclosures; (ii) copyrights and works of authorship, including without limitation textual, masks, audio/visual works, “look and feel,” and derivative works; (iii) trademarks, service marks, trade names, and trade dress, together with all goodwill associated therewith; (iv) trade secrets, know-how, and proprietary and confidential information; (v) moral rights; (vi) design rights; (vii) domain names; (viii) any rights analogous to those set forth in the preceding clauses; and (ix) any applications, registrations, divisions, combinations, continuations, renewals, reissues, extensions, and translations of the foregoing (as applicable); whether existing on the Effective Date or thereafter filed, issued, or acquired.
2.Confidentiality.
2.1Non-Disclosure. During Employee’s employment, the Company or its affiliates will disclose to the Employee Confidential Information as appropriate or necessary for Employee to perform his or her duties and any training associated therewith, and Employee will generate and contribute to Confidential Information in connection with Employee’s duties. The Employee hereby covenants and agrees that he will not, during his or her employment and for the maximum period thereafter as permitted by law, disclose to any person, or use, any Confidential Information except as required in the course of employment with the Company. Employee agrees to use his or her best efforts to prevent accidental or negligent loss or release of Confidential Information to any unauthorized persons or entities and will immediately notify the Company if any such loss or release occurs.
2.2Return of Company Property. Employee agrees that, within five (5) days of the termination of my employment by me or by the Company for any reason, or for no reason, or during my employment if so requested by the Company, I will return to the Company (i) all Trade Secrets, Confidential Information, all other inventions and works of the Company in my possession, all apparatus, equipment, computers, telecommunication equipment and other physical property of the Company and (ii), all memoranda, notes, records, computer programs, computer files, drawings or other documentation, whether made or compiled by me alone or with others or made available to me while employed by the Company, excepting only (x) my personal copies of records relating to my compensation; (y) my personal copies of any materials previously distributed generally to stockholders or employees of the Company; and (z) my copy of this Agreement.

3.Works Made for Hire.
3.1Works Made for Hire. Employee acknowledges and agrees that to the extent permitted by law, all work papers, reports, memoranda, research materials, documentation, drawings, photographs, negatives, tapes and masters, prototypes, contributions to a collective work, audio/visual works, translations, supplementary works, compilations, instructional texts, and all other copyrightable materials generated by Employee during and in connection with Employee’s relationship with Employer, including without limitation, any and all such materials generated and maintained on any form of electronic media (collectively, “Works”) will be considered “works made for hire” and that authorship and ownership of any and all copyrights in any and all such works will belong solely to Employer, including all aspects, elements, and components thereof in which any copyright can subsist and all rights to apply for copyright registration or to prosecute any claim of infringement of such Works.
3.2Assignment of Works. In consideration of Employee’s employment with the Company and the compensation received by Employee from the Company from time to time, to the extent that any Works are not deemed to be “works made for hire,” Employee hereby irrevocably transfers, grants, conveys, assigns, and relinquishes, and agrees to transfer, grant, convey, assign, and relinquish, all right, title, and interest in such Works, including all Intellectual Property Rights, to Employer, its successors, assigns, or nominees for no further consideration.
4.Inventions.
4.1Assignment of Inventions. In consideration of Employee’s employment with the Company and the compensation received by Employee from the Company from time to time, Employee hereby transfers, grants, conveys, assigns, and relinquishes, and agrees to transfer, grant, convey, assign, and relinquish, to Employer, its successors, assigns, or nominees, all of Employee’s right, title, and interest (including all Intellectual Property Rights) in and to any ideas, discoveries, inventions, disclosures, and improvements (whether patentable or unpatentable) made, conceived, or suggested by Employee in whole or in part, either solely or jointly with others, during the course of Employee’s relationship with Employer or within one (1) year following termination of Employee’s relationship with Employer under this Agreement or any successor agreements, which were made with the use of Employer’s time, materials, or facilities or that is in any way within or related to the existing or contemplated scope of Employer’s business (collectively, the “Inventions”) as of the date of Employee’s termination. Employer acknowledges and agrees that any invention, discovery, improvement, or patent application therefor made by Employee within one (1) year following termination of Employee’s relationship under this Agreement or any successor agreements will be presumed to be owned by Employer pursuant to this Section 4.1, unless Employee demonstrates through written records and other evidence that such invention, discovery, improvement, or patent application thereof made no use of any Confidential Information.
4.2Duty of Disclosure. Employee acknowledges and agrees to communicate promptly and disclose to Employer, in such form and at such time as Employer Requests, all information, details, material, and data pertaining to any Inventions.
4.3Duty to Cooperate. Upon request by Employer, Employee will, at any time during Employee’s relationship with Employer or after termination thereof, execute and deliver to Employer all appropriate documents and perform all acts which Employer may deserve in order to apply for, obtain, maintain, and prosecute any copyrights, trademarks, patents, or other Intellectual Property Rights in the Works and Inventions or in order to perfect the assignments and transfer of rights in and to the Works and Inventions hereunder, at the expense of Employer, but without further or additional consideration.
4.4Prior Intellectual Property Rights. Prior to or concurrent with Employee’s execution this Agreement, Employee agrees to provide Employer with written notice of any actual ownership rights by Employee (or rights assigned to a prior employer(s)) to all copyrights, ideas, discoveries, inventions, disclosures, and improvements (whether patentable or unpatentable) made, conceived, or suggested by Employee in whole or in part, either solely or jointly with others, that: (i) exist as of the Effective Date; (ii) are not the subject of an existing patent, or pending or published patent application as of the Effective Date; and (iii) that are related to the business of the Company or of any of its affiliates (“Prior Intellectual Property Rights”). Employee agrees that, other than the Prior Intellectual Property Rights set forth in such written notice, upon Employee’s execution of this Agreement, the Employee shall be presumed to have assigned pursuant to section 4.1, or to have incurred the obligation to assign pursuant to such section, to the Employer, its successors, assigns, or nominees, all copyrights, ideas, discoveries, inventions, disclosures, and improvements (whether patentable or unpatentable) made, conceived, or suggested by Employee in whole or in part, either solely or jointly with others, that are related to the business of the Company or of any of its affiliates, unless Employee demonstrates through written records and other evidence that such copyright, idea, discovery, invention, disclosure, or improvement made no use of any Confidential Information.

5.Covenants.
5.1Notification to New Employer. In the event that I leave the employ of IBEX, and I become employed by an employer engaged in or which proposes to be engaged in a business competitive with any business which the Company was engaged during my term of employment or in which during the term of my employment the Company proposed to enter or become engaged in, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.
5.2Non-Solicitation of Employees and Consultants. Employee agrees that for a period of one (1) year after my employment with, or affiliation with the Company, I will not recruit, hire or attempt to hire directly or by assisting others, any: (a) employee whom I had personal contact while I was employed with the Company, without regard to Confidential Information, who is or was an employee with Company during the last year; or (b) consultant of the Company with whom I had personal contact with for the purpose of providing and/or selling Company product or services while I was employed with the Company, without regard to Confidential Information, who is then employed or affiliated with the Company under a contract for a specified term which has not yet expired for any period of time that would interfere with the existing contract. For the avoidance of doubt, the use of Confidential Information to solicit any employee or consultant away from the Company is prohibited for as long as the Confidential Information remains covered under Section 1.1 above.
5.3Non-Solicitation of Customers. Employee agrees that while employed by the Company, I will have contact with and become aware of the Company’s customers and the representatives of those customers, their names and addresses, specific customer needs and requirements, and leads and references to prospective customers. Employee further agrees that loss of such customers will cause the Company great and irreparable harm. Employee agrees that during and for a period of one (1) year after any employment with, or affiliation with the Company, I will not solicit or attempt to solicit any customer or former customer or prospective customer of the Company for the purpose of providing services which are competitive to the services offered by the Company. This restriction shall apply only to any customer or former customer or prospective customer of the Company with whom Employee had contact on behalf of the Company during the last two (2) years of Employee’s employment with the Company (“Customers”). For the purposes of this paragraph, “solicit” or “attempt to solicit” excludes announcements simply stating that Employee has entered into new employment at another business, but rather, means interaction between Employee and the customer, former customer or prospective customer which takes place without contact first being made by the customer, former customer or prospective customer to further the business relationship, or performing services for the customer, former customer or prospective customer on behalf of the Company. For the avoidance of doubt, the use of Confidential Information to solicit Customers for any but the Company is prohibited for as long as the Confidential Information remain covered under Section
1.1 above.
5.4Non-Compete. Employee agrees that during his or her employment and for a one (1) period following termination of employment for any reason, Employee will not directly or indirectly engage, anywhere in the Restricted Area (as defined below), whether such engagement be as an individual, officer, director, proprietor, employee, partner, member, investor (other than solely as a holder of less than two percent (2%) of the outstanding capital stock of a corporation whose shares are publicly traded on a national securities exchange or through a national market system or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended), creditor, consultant, advisor, sales representative, agent, or other participant, in a Restricted Business (as defined below).
5.4.1“Restricted Area” means the United States. Employee hereby agrees and recognizes that the Company and its affiliates have a nationwide customer base, and thus that the geographic restrictions imposed by Section 5.3 are fair and reasonable.
5.4.2“Restricted Business” means any venture, enterprise, activity or business engaged in a business, directly or indirectly, similar to the actual or prospective business of the Company or of any of its affiliates as of the date of the termination of Employee’s employment from the Company, including without limitation, (i) any business who provides business process outsourcing services in or from the Restricted Area, including outsourcing services related to customer care, sales, or marketing; (ii) any business who provides software services or products relating to the operation of a call center, including but not limited to call center routing solutions, call center dialing software, and call center agent computer interfaces.
5.5Non-Disparagement. Both parties agree that, during the term of Employee’s employment with the Company, and for a two year-period after the termination of such employment, neither party shall disparage or criticize the other party, its corporate affiliates, nor any of their respective principals, directors, officers, or employees (unless such statements are made in connection with legal or other official process), including without limitation taking any actions that are or could be harmful to the other party’s goodwill with its customers, vendors, employees, the media or the public. For clarity, the response by the Company to any inquiry by giving dates of employment and no further information shall not be deemed a disparaging response.

5.6Devotion of Services. Employee agrees that during the term of his or her employment with the Company, Employee will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of his or her employment, nor will he or she engage in any other activities that conflict with his or her obligations to the Company without the express written consent of the Chief Executive Officer of the Company.
6.General.
6.1Severability. If any provision of this Agreement is found to be invalid, illegal, or unenforceable, then, notwithstanding such provision, all other provisions of this Agreement will remain in full force or effect, and the terms of such provision will be limited to the extent necessary to render the provision valid, legal, and enforceable.
6.2Other Agreements. Employee hereby represent that his or her performance of all the terms of the Agreement and this Exhibit and the performance of his or her duties as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by you in confidence or in trust prior to your employment with the Company. You also represent that you are not a party to or subject to any restrictive covenants, legal restrictions, policies, commitments or other agreements in favor of any entity or person that would in any way preclude, inhibit, impair or limit your ability to perform your obligations under this Agreement, including noncompetition agreements or non-solicitation agreements, and you further represent that your performance of the duties and obligations under the Agreement does not violate the terms of any agreement to which you are a party. You agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under the Agreement.
6.3Injunctive Relief and Specific Performance. Employee agrees that a breach of this Agreement (other than a breach of section 5.4) will result in irreparable and continuing harm to the Employer for which there is no adequate remedy at law. Employee agrees that in the event of an actual, threatened, or intended breach of this Agreement by Employee, such breach shall be deemed to cause the Employer irreparable harm, and Employer will have the right to seek injunctive relief or specific performance in a court of law. Employee hereby consents to the imposition of such relief, without the necessity of proof of actual damage, in order to prevent or restrain or restrain any such actual, threatened, or intended breach of this Agreement. Employee agrees that injunctive relief and specific shall be cumulative to any other remedy that Employer may seek for a breach of this Agreement, including compensatory and punitive damages, and that Employer shall have the right to its reasonable attorney fees and costs incurred in enforcing any provision of this Agreement.
6.4Choice of Law and Venue. This Agreement will be governed and construed by and in accordance with the laws of the state where Employee’s position is located. To the extent that the parties have agreed to arbitrate certain claims, nothing in this Agreement shall affect their respective obligations or ability to arbitrate such claims other than as provided in Section 6.2.
6.5Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and merges and supersedes all prior agreements, understandings, and representations with respect to such subject matter. This Agreement may not be amended or modified other than through a writing signed by both parties.
6.6At-Will Status of Employee. Nothing in this Agreement will be construed to alter Employee’s status as an “at-will” employee of Employer, and Employee acknowledges that Employee is an at-will employee of the Employer. Employee understands that as an “at-will” employee, his or her employment with the Company may be terminated at any time without cause or notice by either the Company or the Employee.

EXHIBIT B ARBITRATION AGREEMENT
A.Mutual Consent
The Company and Employee mutually consent to the resolution, by final and binding arbitration, of any and all covered claims or controversies ("claim") that the Company may have against Employee or that Employee may have against the Company or its officers, directors, partners, owners, employees or agents in their capacity as such or otherwise, whether or not arising out of the employment relationship (or its termination), including but not limited to, any claims arising out of or related to this Agreement to Arbitrate (this “Agreement”) or the breach thereof.
This Agreement specifically excludes from claims subject to arbitration that is prohibited by applicable law or that interfere with any employee rights under the National Labor Relations Act; and/or any and all disputes or actions any and all disputes or actions of any and all kinds that may arise from any confidentiality or other agreement between you and the Company, or under any applicable law, under which the Company may seek injunctive or other equitable relief for breach of any covenant or applicable law, including but not limited to claims for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which you understand and agree that the Company may seek and obtain relief from any court of competent jurisdiction.

To the extent allowed by applicable law, claims covered by this Agreement include (1) any claims of spouses or descendants of the Employee that would otherwise be covered by this Program and Agreement if it were a claim of the Employee, and (2) any claims of the Employee as a member or representative of a class, or in any other manner as a member or representative of a group. Parties to the Agreement waive any right they may otherwise have to pursue, file, participate in, or be represented in any claim brought in any court on a class basis or as a collective action or representative action. This waiver applies to any claim that is covered by the Agreement to the full extent such waiver is permitted by law. All claims subject to the Agreement must be mediated and arbitrated as individual claims. The Agreement specifically prohibits the mediation or arbitration of any claim on a class basis or as a collective action or representative action, and the arbitrator shall have no authority or jurisdiction to enter an award or otherwise provide relief on a class, collective or representative basis. The Parties to the Agreement, therefore, do not waive and specifically retain a right to appeal in a court of competent jurisdiction any determination or award of an arbitrator made in contravention to this section, including without limitation, a determination (i) that a claim may proceed as a class, collective or representative action; or (ii) that awards relief on a class, collective, or representative basis. In such appeal, the standard of review to be applied to the arbitrator’s decision shall be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.
Eligible claims shall be settled exclusively by binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
THE COMPANY AND EMPLOYEE FULLY UNDERSTAND THAT, ABSENT THIS AGREEMENT, LEGAL CLAIMS BETWEEN THEM COULD BE RESOLVED THROUGH THE COURTS AND A JURY, BUT THE PARTIES EXPRESSLY AGREE TO FOREGO THE TRADITIONAL LITIGATION SYSTEM IN FAVOR OF BINDING ARBITRATION.

B.Arbitration Rules and Applicable Law
The Parties agree that the Federal Arbitration Act ("FAA") will govern this Agreement to Arbitrate ("Agreement") and the interpretation and enforcement of the arbitration proceeding, including any actions to compel, enforce, vacate, or confirm proceedings, awards or orders issued by the Arbitrator. Proceedings under this Agreement will be administered by the AAA pursuant to its National Rules for the Resolution of Employment Disputes, except as provided in this Agreement. Except as provided in this Agreement or the AAA rules, the Arbitrator shall apply the state or federal law which would be applied by a federal court of competent jurisdiction, including laws establishing burdens of proof. This Agreement does not enlarge substantive rights of either party available under existing law. For the sake of clarity, Arbitrator under the FAA shall not have the authority to determine whether a timely filed HR 4445 claim is subject to this Agreement.

C.Initiation of Arbitration and Time Limits
A party may initiate arbitration proceedings under this Agreement by serving a written Request for Arbitration on AAA forms. The Request for Arbitration must describe the nature of the dispute and the specific remedy sought, and must be simultaneously mailed to all other parties to the dispute. Alternatively, employees of the Company may initiate arbitration proceedings by submitting a written Request for Arbitration (see attached form) to the Company's Human Resources Department, together with a $100 filing fee if an hourly employee or $150 if a salaried employee, which will promptly forward the Request to AAA. A Request for Arbitration must be filed within one (1) year of the date when the dispute first arose, unless the claim arises under a specific statute providing for a longer time to file a claim, in which case the statute shall govern. Any failure to timely request arbitration constitutes a complete waiver of all rights to raise any claims in any forum relating to any dispute that was subject to arbitration. The time limitations in this paragraph are not subject to any type of tolling.

D.The Arbitrator
All disputes will be resolved by a single Arbitrator selected from a list provided by AAA pursuant to AAA rules. The Arbitrator has the authority to rule on any motions regarding discovery or the pleadings, including motions to dismiss and for summary judgment, and, in doing so, shall apply the standards set forth in the Federal Rules of Civil Procedure, and to order any and all equitable or legal relief which a party could obtain from a court of competent jurisdiction on the basis of the claims made in the dispute. The arbitrator shall have no power to vary or ignore the terms of this Agreement and shall be bound by controlling law and the Federal Rules of Evidence.
E.Hearing Location
Unless the parties agree otherwise in writing, the hearing shall take place at the Company’s executive offices.

F.Arbitration Fees and Costs
The parties shall be responsible for their own attorneys' fees, witness fees, transcripts, copy costs, postponement/cancellation fees, travel, and discovery costs. If an employee initiates arbitration under this Agreement, he or she shall pay the first $100 of the filing fee if an hourly employee or $150 if a salaried employee, payable in full when the Request for Arbitration is filed. A Request for Arbitration shall not be deemed filed until this portion of the filing fee is tendered by the employee. The Company will be responsible for the balance of any filing fee and all other fees and administrative costs of the arbitration, except as set forth above.
G.Severability
In the event that any provision of this Agreement is determined by the Arbitrator or by a court of competent jurisdiction to be illegal, invalid or unenforceable to any extent, such provision shall be enforced to the extent permissible under the law and all remaining provisions of this Agreement shall remain in full force and effect.

H.Miscellaneous Provisions

1.The parties understand and agree that their promises to arbitrate claims, rather than to litigate them before courts or other bodies, provide consideration for each other.
2.This Agreement to arbitrate shall survive the termination of Employee's employment. It can only be revoked or modified in writing signed by the parties, which specifically states intent to revoke or modified this Agreement. Only the CEO of the Company can revoke or modify this Agreement on behalf of the Company.

3.This is the complete Agreement of the parties on the subject of arbitration of disputes, except for any arbitration agreement in connection with any retirement or benefit plan. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject.

4.This Agreement is not, and shall not be construed to create, any contract of employment, express or implied. Nor does this Agreement in any way alter the "at will" nature of the employment relationship, which either party remains free to terminate at any time with or without cause or notice.
IN WITNESS HEREOF, the Parties have agreed to enter into this Arbitration Agreement as of the date set forth on the first page of the employment agreement:

IBEX GLOBAL SOLUTIONS, INC.
1717 Pennsylvania Avenue NW, Suite 825, Washington, DC 20006, USA

/s/Robert Dechant
Name: Robert T. Dechant Title: Chief Executive Officer

Employee’s signature: /s/Andreas Wilkens

Name: Andreas Wilkens

DIRECT DIALOGUE PROGRAM AND
MUTUAL AGREEMENT TO ARBITRATE

A New Way to Resolve Workplace Problems

We understand that problems can occur even in the best companies. The Company offers multiple ways in which problems may be addressed, such as our Open-Door Policy and Progressive Coaching and Discipline Policy, all discussed in the Employee Handbook. We encourage all employees to review these policies and to follow them as appropriate. However, there are times when an informal approach may not be suitable. Our goal is always to resolve problems in the most prompt, effective manner. Our Direct Dialogue Program provides a more structured process to help us resolve differences together in a timely and objective manner. At the same time, it provides a process that protects your legal rights. At the Company, we are committed to building strong working relationships. We do that in many ways including the Direct Dialogue Program.
INTERNAL PROCESS

Step 1: Open Communication with Your Direct Supervisor
At our company, the door is always open. The Direct Dialogue Program builds on our foundation of trust by defining a process that encourages you to first talk to the right person, a person who can help when you have a work-related question or concern. Often, questions you have can be answered quickly if you talk directly to your supervisor. Your supervisor wants to keep our company running smoothly, and that includes quickly and fairly addressing any concerns that arise. If for any reason you not comfortable with contacting your supervisor, you should contact your Human Resources Representative for your location by following Step 2, below. The opportunity to move directly to Step 2 is designed to assist you in situations where for any reason you are not comfortable with Step 1.
Step 2: Open Communication with the Your Human Resources Representative
If you have already talked with your supervisor (or are uncomfortable with talking with your supervisor), and still feel that your question has not been answered to your satisfaction, you can communicate with your Human Resources Representative. To assist your Human Resources Representative with the quickest and best resolution, we ask that you answer the following five questions in writing, and give your answers to your Human Resources Representative. The five questions are:
•What is the problem?
•When did you discuss it with your supervisor?
•What response did you receive?
•Why do you disagree with the response?
•What do you think the proper solution should be?
If you have already taken Step 1, then you must file your written answers to these questions with your Human Resources Representative within one week of the date of the meeting with your supervisor. We ask this so that problems can be addressed quickly and efficiently.
Step 3: Open Communication with the Chief People Officer
If you have communicated with your Human Resources Representative and the problem is still unresolved, the next step is communication with the Company’s Chief People Officer. When you ask our Chief People Officer to become involved, we ask that you:
•Make your request in writing, specifying what has happened thus far, and why you do not feel it has been appropriately addressed; and

•Attach a copy of your answers to the five questions listed in Step 2.
Your request to the Chief People Officer must be filed within one week of the date when you receive the Step 2 response, so your problem can be addressed quickly and efficiently.

The role of the Chief People Officer is to facilitate discussion and problem-solving. The Chief People Officer will listen to your input and seek to find a mutually acceptable resolution, if possible. If for any reason you remain unsatisfied after communicating with the Chief People Officer, the next steps in the Direct Dialogue Program are Mediation and, if necessary, Arbitration, covered in the following pages.

MEDIATION AND ARBITRATION - GENERAL

What Claims Are Subject to Mediation and Arbitration?
Unless otherwise prohibited by applicable law, claims covered by this Direct Dialogue Program ("Program") and the Agreement to Arbitrate ("Agreement") pertain to any eligible disputes arising out of your employment or termination of employment with Ibex Global Solutions, Inc. f/k/a TRG Customer Solutions, Inc. (“Company”) (including claims against employees, Officers, and Directors of the Company and its affiliates arising out of or related to any disputes, and include, but are not limited to, the following: claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, discrimination based on race, gender, sexual orientation, religion, national origin, age, pregnancy, marital status, or medical condition, handicap or disability; including any claims covered by Title VII of the Civil Rights Act of 1964, the ADA, the ADEA, the FMLA and the FLSA); claims for retaliation; physical, mental or psychological injury, (arising out of your employment or termination of employment); claims for benefits (except where an employee benefit or retirement plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); claims for violations of local laws governing employment relations; and claims for violation of any other federal, state or other governmental law, statute, regulation, or ordinance, except claims excluded below.

It is specifically agreed that the claims covered by this Program and Agreement include (1) any claims of spouses or descendants of the Employee that would otherwise be covered by this Program and Agreement if it were a claim of the Employee, and (2) any claims of the Employee as a member or representative of a class, or in any other manner as a member or representative of a group. See Paragraph A – Mutual Consent, under “Agreement to Arbitrate,” below.

Claims Not Covered by this Program and Agreement
The Program and Agreement do not apply to an employee’s rights under the National Labor Relations Act; claims for Workers' Compensation Benefits; claims for unemployment benefits; administrative claims before the National Labor Relations Board, the Equal Employment Opportunity Commission or any parallel state or local agency. Participation in any administrative proceeding by the Company shall not affect the applicability of this Program or Agreement upon termination of the administrative proceeding; criminal complaints; and/or actions by the Company for injunctive and/or other equitable relief, including but not limited to claims for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Employee understands and agrees that the Company may seek and obtain relief from any court of competent jurisdiction.
The Program and Agreement may apply to claims covered under the House Resolution 4445 (HR 445) called “Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021” provided both the Employee and the Company voluntarily agree to proceed with this type of claim post-dispute. For the sake of clarity, an Employee filing an HR 4445 claim with the American Arbitration Association (AAA) shall be deemed as voluntarily consenting to this Program and Agreement post-dispute. Either party not objecting within a reasonable time (presumed to be within thirty days of filing) to HR 4445 claim filed with the AAA shall be deemed to have consent to this Program and Agreement post-dispute.

Filing and Fees
The AAA charges a fee for filing a request for mediation/arbitration. In addition to this filing fee, a fee must be paid to the mediator/arbitrator for Employee’s or her services. If you request mediation/arbitration, your share of these fees will be $100 for hourly employees or $150 for salaried employees and must be paid when you file the Dispute Processing Form. The Company will pay any remaining AAA filing fees for mediation/arbitration as well as all other fees and expenses charged by the mediator/arbitrator or the AAA for this process. All fee payments are processed through the AAA, and the mediator/arbitrator has no knowledge with regard to which party pays the fees. However, you may elect to pay up to one-half of these fees and expenses if you so desire.
Mediation
The AAA will work with you and the Company to find a time and place that is convenient for all parties to meet as a group or, individually, with the mediator. The mediator will listen to both sides of the story, ask questions and help the parties focus on the strengths and weaknesses of their positions.
Arbitration
If either party has a covered problem that has not been resolved through our internal process, including mediation, the party can request arbitration, which is a process where both you and the Company have an impartial, outside party make a final decision that is binding on both you and the Company. Arbitration is a process in which a skilled arbitrator (similar to a judge) hears both sides of the situation and then makes a final and binding decision. Decisions by the arbitrator are generally made according to the same principles of law that control decisions by courts. Arbitrators can award the same damages or remedies as a court of law. By accepting employment and/or continuing your employment with the Company, you agree to be bound by the Agreement to Arbitrate set forth below.

In certain cases, attorney fees and other expenses may be assessed against either you or the Company. For example, the arbitrator may assess attorney fees against you or the Company if either party makes a claim that is frivolous, or is factually or legally groundless, or if there is a written agreement that provides for a payment of attorney fees.

AGREEMENT TO ARBITRATE

A.Mutual Consent
The Company and Employee mutually consent to the resolution, by final and binding arbitration, of any and all covered claims or controversies ("claim") that the Company may have against Employee or that Employee may have against the Company or its officers, directors, partners, owners, employees or agents in their capacity as such or otherwise, whether or not arising out of the employment relationship (or its termination), including but not limited to, any claims arising out of or related to this Agreement to Arbitrate (this “Agreement”) or the breach thereof.
This Agreement specifically excludes from claims subject to arbitration that is prohibited by applicable law or that interfere with any employee rights under the National Labor Relations Act; and/or any and all disputes or actions any and all disputes or actions of any and all kinds that may arise from any confidentiality or other agreement between you and the Company, or under any applicable law, under which the Company may seek injunctive or other equitable relief for breach of any covenant or applicable law, including but not limited to claims for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which you understand and agree that the Company may seek and obtain relief from any court of competent jurisdiction.
To the extent allowed by applicable law, claims covered by this Agreement include (1) any claims of spouses or descendants of the Employee that would otherwise be covered by this Program and Agreement if it were a claim of the Employee, and (2) any claims of the Employee as a member or representative of a class, or in any other manner as a member or representative of a group. Parties to the Agreement waive any right they may otherwise have to pursue, file, participate in, or be represented in any claim brought in any court on a class basis or as a collective action or representative action. This waiver applies to any claim that is covered by the Agreement to the full extent such waiver is permitted by law. All claims subject to the Agreement must be mediated and arbitrated as individual claims. The Agreement specifically prohibits the mediation or arbitration of any claim on a class basis or as a collective action or representative action, and the arbitrator shall have no authority or jurisdiction to enter an award or otherwise provide relief on a class, collective or representative basis. The Parties to the Agreement, therefore, do not waive and specifically retain a right to appeal in a court of competent jurisdiction any determination or award of an arbitrator made in contravention to this section, including without limitation, a determination (i) that a claim may proceed as a class, collective or representative action; or (ii) that awards relief on a class, collective, or representative basis. In such appeal, the standard of review to be applied to the arbitrator’s decision shall be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

Eligible claims shall be settled exclusively by binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

THE COMPANY AND EMPLOYEE FULLY UNDERSTAND THAT, ABSENT THIS AGREEMENT, LEGAL CLAIMS BETWEEN THEM COULD BE RESOLVED THROUGH THE COURTS AND A JURY, BUT THE PARTIES EXPRESSLY AGREE TO FOREGO THE TRADITIONAL LITIGATION SYSTEM IN FAVOR OF BINDING ARBITRATION.

B.Arbitration Rules and Applicable Law
The Parties agree that the Federal Arbitration Act ("FAA") will govern this Agreement to Arbitrate ("Agreement") and the interpretation and enforcement of the arbitration proceeding, including any actions to compel, enforce, vacate, or confirm proceedings, awards or orders issued by the Arbitrator. Proceedings under this Agreement will be administered by the AAA pursuant to its National Rules for the Resolution of Employment Disputes, except as provided in this Agreement. Except as provided in this Agreement or the AAA rules, the Arbitrator shall apply the state or federal law which would be applied by a federal court of competent jurisdiction, including laws establishing burdens of proof. This Agreement does not enlarge substantive rights of either party available under existing law. For the sake of clarity, Arbitrator under the FAA shall not have the authority to determine whether a timely filed HR 4445 claim is subject to this Agreement.

C.Initiation of Arbitration and Time Limits
A party may initiate arbitration proceedings under this Agreement by serving a written Request for Arbitration on AAA forms. The Request for Arbitration must describe the nature of the dispute and the specific remedy sought, and must be simultaneously mailed to all other parties to the dispute. Alternatively, employees of the Company may initiate arbitration proceedings by submitting a written Request for Arbitration (see attached form) to the Company's Human Resources Department, together with a $100 filing fee if an hourly employee or $150 if a salaried employee, which will promptly forward the Request to AAA. A Request for Arbitration must be filed within one (1) year of the date when the dispute first arose, unless the claim arises under a specific statute providing for a longer time to file a claim, in which case the statute shall govern. Any failure to timely request arbitration constitutes a complete waiver of all rights to raise any claims in any forum relating to any dispute that was subject to arbitration. The time limitations in this paragraph are not subject to any type of tolling.

D.The Arbitrator
All disputes will be resolved by a single Arbitrator selected from a list provided by AAA pursuant to AAA rules. The Arbitrator has the authority to rule on any motions regarding discovery or the pleadings, including motions to dismiss and for summary judgment, and, in doing so, shall apply the standards set forth in the Federal Rules of Civil Procedure, and to order any and all equitable or legal relief which a party could obtain from a court of competent jurisdiction on the basis of the claims made in the dispute. The arbitrator shall have no power to vary or ignore the terms of this Agreement and shall be bound by controlling law and the Federal Rules of Evidence.
E.Hearing Location
Unless the parties agree otherwise in writing, the hearing shall take place at the Company’s executive offices.

F.Arbitration Fees and Costs
The parties shall be responsible for their own attorneys' fees, witness fees, transcripts, copy costs, postponement/cancellation fees, travel, and discovery costs. If an employee initiates arbitration under this Agreement, he or she shall pay the first $100 of the filing fee if an hourly employee or $150 if a salaried employee, payable in full when the Request for Arbitration is filed. A Request for Arbitration shall not be deemed filed until this portion of the filing fee is tendered by the employee. The Company will be responsible for the balance of any filing fee and all other fees and administrative costs of the arbitration, except as set forth above.
G.Severability
In the event that any provision of this Agreement is determined by the Arbitrator or by a court of competent jurisdiction to be illegal, invalid or unenforceable to any extent, such provision shall be enforced to the extent permissible under the law and all remaining provisions of this Agreement shall remain in full force and effect.

H.Miscellaneous Provisions

1.The parties understand and agree that their promises to arbitrate claims, rather than to litigate them before courts or other bodies, provide consideration for each other.
2.This Agreement to arbitrate shall survive the termination of Employee's employment. It can only be revoked or modified in writing signed by the parties, which specifically states intent to revoke or modified this Agreement. Only the CEO of the Company can revoke or modify this Agreement on behalf of the Company.

3.This is the complete Agreement of the parties on the subject of arbitration of disputes, except for any arbitration agreement in connection with any retirement or benefit plan. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject.

4.This Agreement is not, and shall not be construed to create, any contract of employment, express or implied. Nor does this Agreement in any way alter the "at will" nature of the employment relationship, which either party remains free to terminate at any time with or without cause or notice.
DIRECT DIALOGUE PROGRAM AND
MUTUAL AGREEMENT TO MEDIATE/ARBITRATE ACKNOWLEDGMENT AND ACCEPTANCE

By my signature below, I acknowledge that I have received and read the Direct Dialogue Program and Mutual Agreement to Mediate/Arbitrate and will abide by it as a condition of my employment.

I understand that this program requires all covered disputes to be submitted to a mediator and (if necessary) an arbitrator, rather than a judge and jury in court. In anticipation of gaining the benefits of a fair and efficient method for resolving such disputes, I agree to all of the terms of, and to use the procedure described in, this Policy for the resolution of all covered claims. I also agree that any award made by an arbitrator will be binding on the Company, me, my representatives, parents, guardians, assigns, beneficiaries, spouse, children and heirs. I further acknowledge that the Direct Dialogue Program and Agreement to Mediate/Arbitrate do not create a contract of employment between the Company and me.

EMPLOYEE

Name:    Andreas Wilkens
Signature:    Andreas Wilkens

Date:    September 1, 2024

Andreas Wilkens
Equity Summary

# of Shares	Type	Offer Description	Grant Date	Vesting
25,000	RSU	Equity Grant

Two trading days after the FY24 year end earnings release, if there is an open period, and in the circumstances that the company has entered into the blackout period for Q1 FY25, then 2 trading days after the earning release for Q1 FY25.
4 yr vesting (25% vests each year on the anniversary of the grant date)